EXHIBIT 99.1

                    Power2Ship Announces New Management Team

BOCA RATON, FL - September 21, 2006 -- Power2Ship, Inc. (OTC BB: PWRI), a leading provider of integration solutions to the logistics industry, announced today that Richard Hersh has stepped down as Chief Executive Officer. Mr. Hersh, one of the Company's founders, will continue as Chairman of the board of directors and become a consultant to the Company. David Brooks assumed the position of Chief Executive Officer effective immediately. In addition, the Company announced today that Kevin Yates had assumed the newly created post of Chief Operating Officer.

Mr. Hersh remarked, "We feel very fortunate to have found these key individuals. Their varied and unique skill sets provide a perfect fit for Power2Ship. They are the people we need to take us to the next level."

David Brooks is a graduate of the U.S. Naval Academy. After reaching the rank of Captain in the U.S. Air Force, he moved to the private sector and received an MBA at the University of Chicago. He has experience in investment banking and venture capital as well as being a successful entrepreneur. He comes to Power2Ship from a senior management position with a mobile information provider to the healthcare industry.

Kevin Yates attended Lander University and the University of South Carolina. He has a 17 year background in senior sales management with providers of mobile information technology.

Mr. Brooks commented, "I feel that Power2Ship is a diamond in the rough providing virtually unlimited opportunity. I'm excited about the prospect of moving forward with our business as well as opening new frontiers".

Both Mr. Brooks and Mr. Yates have signed two-year employment agreements and been appointed to Power2Ship's board of directors.

About Power2Ship, Inc.

Power2Ship (P2S) created the MobileMarket(TM), a web-based application that specializes in the collection and processing of real-time transportation information using proprietary, event-driven software that optimizes the utilization of transportation assets and provides exception-based information to trading partners. P2S' services are offered to the supply chain management industry including manufacturers and distributors of goods as well as service providers that transport goods. In addition, P2S has two wholly owned subsidiaries, Commodity Express Transportation, which operates a fleet of tractors and trailers, a freight brokerage and a warehouse operation, and Power2Ship Intermodal, which is a non-asset based drayage company that arranges the transportation of freight containers arriving at various ports and rail terminals. P2S also is seeking to incorporate the P2S MobileMarket(TM) into solutions that address global transportation security issues by collaborating with various technology and defense companies. Finally, P2S continues to pursue merger, acquisition, and joint venture opportunities with strategic third party providers in the supply chain arena.

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This press release includes certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements include, but are not limited to, statements regarding our current business plans, strategies and objectives that involve risks and uncertainties that could cause actual results to differ materially from anticipated results. The forward-looking statements are based on our current expectations and what we believe are reasonable assumptions; however, our actual performance, results and
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achievements could differ materially from those expressed in, or implied by, these forward-looking statements. Factors, within and beyond our control, that could cause or contribute to such differences include, among others, the following: we have a history of losses and an accumulated deficit, expect losses to continue for the foreseeable future and will need to raise additional working capital in order to implement our business model and sustain our operations; the loss of one or more of our major customers could materially and adversely effect our future revenue and business operations; as well as those factors discussed under "Risk Factors" in our prospectus filed on May 15, 2006 and various disclosures in other reports filed from time to time with the United States Securities and Exchange Commission.

For further information about Power2Ship contact Richard Hersh, Chairman & CEO, at (866) 998-7557 or (561) 998-7557 or by email: rhersh@power2ship.com

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